Exhibit 10.1

STANDBY PURCHASE AGREEMENT

This STANDBY PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of ____________, 2016, between Full House Resorts, Inc. (the Company) and Daniel Lee (the “Standby Purchaser”).

RECITALS

WHEREAS, the Company proposes to distribute, at no charge, to each holder of record of shares of common stock, par value $0.0001 per share, of the Company (the “Common Stock”) on a record date to be set by the Board of Directors of the Company (the “Record Date”) non-transferable rights (the “Rights”) to subscribe for and purchase additional shares of Common Stock (the “Rights Offering”);

WHEREAS, the Company desires to raise a total of $5,000,000 in connection with the Rights Offering;

WHEREAS, in connection with the Rights Offering, the Company’s stockholders of record as of the Record Date will receive one Rights for each share of Common Stock held as of the Record Date;

WHEREAS, each whole Right will entitle the holder thereof to purchase 0.2022 new shares of Common Stock (the “Basic Subscription Rights”) at a subscription price of $1.30 per share (the “Subscription Price”);

WHEREAS, each holder of a Right who exercises in full its Basic Subscription Right in the Rights Offering will be entitled to subscribe for additional shares of Common Stock (the “Oversubscription Rights”) to the extent they are available following the purchase of up to 1,000,000 additional shares by the Standby Purchaser hereunder at the Subscription Price (the “First Standby Shares”); and

WHEREAS, in order to facilitate the Rights Offering, the Company has offered the Standby Purchaser the opportunity, and the Standby Purchaser has agreed and committed, to purchase at the Subscription Price, subject to the terms and conditions of this Agreement, the First Standby Shares and all of shares of Common Stock that remain unsubscribed following the exercise of the Oversubscription Rights in full (the “Unsubscribed Shares”).

AGREEMENT

NOW THEREFORE, in consideration of the foregoing and the mutual covenants herein contained and other good and valuable consideration, the parties hereto agree as follows:

1.	Standby Offering.

(a)Standby Purchase Commitment. If and to the extent following exercise by the Company’s stockholders of the Basic Subscription Rights there are First Standby Shares available, the Standby Purchaser agrees to purchase from the Company at the Subscription Price all the First Standby Shares. If and to the extent following exercise by the Company’s stockholders of the Oversubscription Rights there are Unsubscribed Shares available, the Standby Purchaser agrees to purchase all such Unsubscribed Shares from the Company at the Subscription Price (together with the First Standby Shares, the “Standby Shares”). The Standby Purchaser acknowledges that the precise number of Standby Shares it will be obligated to purchase hereunder is yet to be determined, and could include the full amount of shares of Common Stock offered by the Company in the Rights Offering (the “Commitment Amount”). The offering of the Standby Shares to the Standby Purchaser is the “Standby Offering”.

(b)Amount of Standby Shares. During the Rights Offering the Company will regularly advise the Standby Purchaser of the number of shares of Common Stock for which stockholders have exercised their Rights and will promptly respond to inquiries from the Standby Purchaser in that regard. Promptly following the expiration of the Rights Offering, the Company will determine the number of Standby Shares and promptly notify the Standby Purchaser in writing of the number of Standby Shares and the aggregate purchase price for such shares (the “Closing Purchase Amount”). The Company shall not release any stockholder who has exercised his Basic Subscription Right or Oversubscription Right from his obligation to purchase the shares without the consent of Standby Purchaser.

(c)Closing. On the basis of the representations and warranties and subject to the terms and conditions herein set forth, the closing of the purchase and sale of the Standby Shares (the “Closing”) shall take place at the offices of Brownstein Hyatt Farber Schreck, LLP on the same day as the closing of the purchase and sale of the shares subscribed for in the Rights Offering other than by the Standby Purchaser hereunder (the “Closing Date”). At the Closing, the Company shall deliver or cause to be delivered to the Standby Purchaser (or its designee) one or more certificates (or evidence of book-entry records) representing the Standby Shares, and the Standby Purchaser shall deliver (or cause to be delivered) to the Company, by wire transfer, the Closing Purchase Amount.

2.	Representations and Warranties of the Standby Purchaser. The Standby Purchaser represents and warrants to the Company as follows:

(a)Existence and Good Standing; Authority. If the Standby Purchaser transfers its rights to an entity controlled by the Standby Purchaser, such entity will be duly organized, validly existing and in good standing under the laws of the state of its organization, with full power and authority to perform its obligations under this Agreement.

(b)Enforceability. This Agreement is valid, binding and enforceable against the Standby Purchaser in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization, fraudulent conveyance and other laws of general applicability relating to or affecting creditors’ rights and to general equity principals.

(c)No Conflicts. The Standby Purchaser is not in default under any agreement, indenture or instrument to which the Standby Purchaser is a party, the effect of which violation or default could reasonably be expected to have a material adverse effect on the Standby Purchaser, and the execution, delivery and performance of this Agreement by the Standby Purchaser and the consummation of the transactions contemplated hereby will not conflict with, or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of the Standby Purchaser pursuant to the terms of any agreement, indenture or instrument to which the Standby Purchaser is a party which lien, charge or encumbrance could reasonably be expected to have a material adverse effect on the Standby Purchaser, or any order, rule or regulation of any court or governmental agency having jurisdiction over the Standby Purchaser or any of its property; and, no consent, authorization or order of, or filing or registration with, any court or governmental agency is required for the execution, delivery and performance of this Agreement other than those required of the Company in connection with the Rights Offering.

(d)Accredited Investor. The Standby Purchaser is an “accredited investor” as that term is defined in Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

(e)Information; Knowledge of Business. The Standby Purchaser is familiar with the business of the Company. The Standby Purchaser has knowledge and experience in financial and business matters; is familiar with the investments of the type that it is contemplated by this Agreement, is fully aware of the problems and risks involved in making an investment of this type, and is capable of evaluating the merits and risks of this investment. The Standby Purchaser acknowledges that, prior to executing this Agreement, it has had the opportunity to ask questions of and receive answers or obtain additional information from a representative of the Company concerning the financial and other affairs of the Company.

(f)Availability of Funds. The Standby Purchaser has available sufficient funds of at least $1,300,000 and can readily access funds sufficient to pay the full Commitment Amount if needed in accordance with the terms of the Rights Offering, and the evidence thereof provided to the Company’s Board of Directors is accurate and complete.

(g)Investment Intent. The Standby Purchaser is acquiring its shares of Common Stock for its own account, with the intention of holding such shares for investment and with no present intention of participating, directly or indirectly, in a distribution of the shares; provided, however, that Standby Purchaser may transfer shares to trusts for the benefit of the children of Standby Purchaser.

(h)Limited Liquidity. The Standby Purchaser has no need for liquidity in the Standby Purchaser’s investment in the Standby Shares and understands that there are restrictions on the subsequent resale or other transfer of the Standby Shares.

(i)Restricted Securities. The Standby Purchaser understands that the Standby Shares purchased by the Standby Purchaser are deemed “restricted securities” as such term is defined in Rule 144 promulgated under the Securities Act (“Rule 144”), and they may not be sold, assigned, conveyed, pledged, hypothecated or otherwise transferred by a holder thereof except pursuant to Rule 144, pursuant to an effective registration statement registering the Standby Shares under the Securities Act or in a transaction otherwise exempt from registration under the Securities Act. Further, the following legends (or similar language) shall be placed on the certificate(s) representing the shares of Common Stock:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY STATE. THEY MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT COVERING THESE SECURITIES UNDER THE SAID ACT OR LAWS, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT REGISTRATION IS NOT REQUIRED THEREUNDER.

(j)No Manipulation or Stabilization of Price. The Standby Purchaser has not taken and will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company in order to facilitate the sale or resale of any securities of the Company, and the Standby Purchaser does not have actual knowledge of any such action taken or to be taken by any person that has not been publicly disclosed.

3.	Representations and Warranties of the Company.

(a)Existence and Good Standing; Authority. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with full power and authority to perform its obligations under this Agreement.

(b)Authorization of Agreement; Enforceability. This Agreement has been duly and validly authorized, executed and delivered by the Company. This Agreement is valid, binding and enforceable against the Company in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principals.

(c)Due Authorization and Issuance of Shares. All of the shares of Common Stock to be issued pursuant to this Agreement will have been duly authorized for issuance prior to the Closing, and, when issued and distributed as set forth in the Registration Statement to be filed by the Company with the Securities and Exchange Commission (the “Commission”) in connection with the Rights Offering (the “Registration Statement”) and this Agreement, will be validly issued, fully paid and non-assessable; and none of such shares of Common Stock will have been issued in violation of the preemptive rights of any security holders of the Company arising as a matter of law or under or pursuant to the Company’s Certificate of Incorporation, as amended, the Company’s Bylaws, as amended, or any material agreement or instrument to which the Company is a party or by which it is bound.

(d)No Conflicts. The Company is not in violation of its Certificate of Incorporation, as amended, or Bylaws, as amended, or in default under any agreement, indenture or instrument to which the Company is a party, the effect of which violation or default could reasonably be expected to have a material adverse effect on the Company (a “Material Adverse Effect”), and the execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby will not conflict with, or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of the Company pursuant to the terms of any agreement, indenture or instrument to which the Company is a party which lien, charge or encumbrance could reasonably be expected to have a Material Adverse Effect on the Company, or result in a violation of the Certificate of Incorporation or Bylaws of the Company or any order, rule or regulation of any court or governmental agency having jurisdiction over the Company or any of its property; and, except as required by the Securities Act, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and applicable state securities laws, no consent, authorization or order of, or filing or registration with, any court or governmental agency is required for the execution, delivery and performance of this Agreement.

(e)No Manipulation or Stabilization of Price. The Company has not taken and will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company in order to facilitate the sale or resale of any securities of the Company, and the Company is not aware of any such action taken or to be taken by any person that has not been publicly disclosed.

4.	Conditions to Closing.

(a)Conditions to Both Parties’ Obligations. The obligations of the Company and the Standby Purchaser to consummate the transactions contemplated hereunder in connection with the Standby Offering are subject to the fulfillment, on or prior to the Closing Date, of the following conditions:

(i)the Rights Offering shall have been consummated at the Subscription Price in accordance with the terms and conditions described in the Registration Statement;

(ii)no judgment, injunction, decree, regulatory proceeding or other legal restraint shall prohibit, or have the effect of rendering unachievable, the consummation of the Standby Offering or the transactions contemplated by this Agreement; and

(iii) all required approvals and consents that are required in connection with the consummation of the transactions contemplated by this Agreement shall have been duly obtained and shall be effective.

(b)Conditions to Company’s Obligations. The obligations of the Company to consummate the transactions contemplated hereunder in connection with the Standby Offering are subject to the fulfillment, prior to or on the Closing Date, of the following conditions:

(i)the representations and warranties of the Standby Purchaser in Section 2 shall be true and correct in all material respects as of the date hereof and as of the Closing Date as if made as of such date; and

(ii)the Standby Purchaser shall have performed all of its obligations hereunder.

(c)Conditions to Standby Purchaser’s Obligations. The obligations of the Standby Purchaser to consummate the transactions contemplated hereunder in connection with the Standby Offering are subject to the fulfillment, prior to or on the Closing Date, of the following conditions:

(i)the representations and warranties of the Company in Section 3 shall be true and correct in all material respects as of the date hereof and as of the Closing Date as if made as of such date;

(ii)no event creating a Material Adverse Effect shall have occurred;

(iii) there shall have occurred no change of control of the Company;

(iv) the Company and the Standby Purchaser shall have entered into the Registration Rights Agreement (as defined in Section 6(h); and

(v) the Company shall have performed all of its obligations hereunder.

5.	Survival. The representations and warranties of the parties contained in this Agreement or in any certificate delivered hereunder shall survive the Closing hereunder.

6.	Covenants.

(a)SEC Filings. The Company agrees, as soon as reasonably practicable after the Company is advised or obtains knowledge thereof, to advise the Standby Purchaser of (i) the time when any amendment or supplement to the Registration Statement has been filed, (ii) the issuance by the Commission of any stop order, or of the initiation or threatening of any proceeding, suspending the effectiveness of the Registration Statement or any amendment thereto or any order preventing or suspending the use of any prospectus or any amendment or supplement thereto, (iii) the issuance by any state securities commission of any notice of any proceedings for the suspension of the qualification of the shares of Common Stock for offering or sale in any jurisdiction or of the initiation, or the threatening, of any proceeding for such purpose, (iv) the receipt of any comments from the Commission regarding the Registration Statement or any document incorporated therein by reference, and (v) any request by the Commission for any amendment to the Registration Statement or for additional information. The Company shall use its commercially reasonable efforts to prevent the issuance of any such order or the imposition of any such suspension and, if any such order is issued or suspension is imposed, to obtain the withdrawal thereof as promptly as possible.

(b)Information About Standby Purchaser. The Standby Purchaser agrees to furnish to the Company all information with respect to the Standby Purchaser that may be necessary or appropriate for inclusion in the Registration Statement by the Standby Purchaser, and such information will not contain any untrue statement of material fact or omit to state a material fact required to be stated in the Registration Statement or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c)Public Announcements. Neither the Company nor the Standby Purchaser shall issue any public announcement, statement or other disclosure with respect to this Agreement or the transactions contemplated hereby without the prior consent of the other party hereto, which consent shall not be unreasonably withheld or delayed, except if such public announcement, statement or other disclosure is required by applicable law or applicable stock market regulations, in which case the disclosing party shall consult in advance with respect to such disclosure with the other parties to the extent reasonably practicable.

(d)NASDAQ Listing. The Company shall cause the shares of Common Stock issued to the Standby Purchaser hereunder to be listed on the NASDAQ Capital Market.

(e)Dividends. The Company will not declare or pay any dividends on its Common Stock or repurchase any shares of Common Stock prior to the Closing Date.

(f)Operations. The Company will operate the Company’s business in the ordinary course of business consistent with past practice through the Closing Date.

(g)Material Adverse Change. The Company will notify the Standby Purchaser promptly in the event of any Material Adverse Change through the Closing Date.

(h)Resale of Standby Shares; Registration Rights. The Standby Purchaser will not sell, publicly or privately, any of the First Standby Shares for one year following the closing of the rights offering. The Company and the Standby Purchaser shall enter into a registration rights agreement with respect to the Standby Shares in the form of Exhibit A with respect to the Standby Shares (the "Registration Rights Agreement").

7.	Termination.

(a)By the Standby Purchaser. The Standby Purchaser may terminate this Agreement (i) upon the occurrence of a suspension of trading in the Common Stock by the NASDAQ Capital Market, (ii) any suspension of payments with respect to banks in the United States or a declaration of war or national emergency in the United States, (iii) if the Company materially breaches any of its representations and warranties or any of its covenants or obligations under this Agreement and such breach is not cured within five business days following written notice to the Company, or (iv) an incurable failure of a condition to close that cannot be unilaterally waived by the Company.

(b)By the Company. The Company may terminate this Agreement (i) in the event the Company, in its reasonable judgment, determines that it is not in the best interests of the Company and its stockholders to proceed with the Rights Offering or the Standby Offering,

(ii) if consummation of the Rights Offering or the Standby Offering is prohibited by applicable law, rules or regulations, or (iii) if the Standby Purchaser materially breaches any of its representations and warranties or any of its covenants or obligations under this Agreement and such breach is not cured within five business days following written notice to the Standby Purchaser, or (iv) an incurable failure of a condition to close that cannot be unilaterally waived by the Standby Purchaser.

(c)Other. Any of the parties hereto may terminate this Agreement if the Closing has not occurred by the close of business on October 31, 2016 through no fault of the terminating party. In addition, this Agreement shall terminate upon the parties’ mutual consent.

(d)Effect of Termination. The Company and the Standby Purchaser hereby agree that any termination of this Agreement pursuant to this Section 7 (other than termination by one party in the event of a breach of this Agreement by the other party or a misrepresentation of any of the statements made hereby by the other party), shall be without liability to the Company or the Standby Purchaser.

8.
Notices. All notices, communications and deliveries required or permitted by this Agreement shall be made in writing signed by the party making the same, shall specify the Section of this Agreement pursuant to which it is given or being made and shall be deemed given or made (a) on the date delivered if delivered in person, (b) on the date transmitted if delivered by email; or (c) on the next business day after it is delivered, prepaid, to an overnight express delivery service that confirms to the sender delivery on such day, as follows:

If to the Company:

Full House Resorts, Inc.
4670 S. Fort Apache Road, Suite 190
Las Vegas, NV 89147
Attention: Lewis Fanger

If to the Standby Purchaser:

Daniel R. Lee
c/o Full House Resorts, Inc.
4670 S. Fort Apache Road, Suite 190
Las Vegas, NV 89147

or to such other representative or at such other address of a party as such party hereto may furnish to the other parties in writing in accordance with this Section 8.

9.
Entire Agreement. This Agreement constitutes the entire agreement and understanding among the Standby Purchaser and the Company, and supersedes all prior agreements and understandings relating to the subject matter hereof.

10.
Third Party Beneficiary; Consequential Damages. This Agreement is for the benefit only of the parties hereto and no third party may assert or enforce any rights derived from this agreement, except as expressly contemplated hereunder. Each party waives any right to consequential or punitive damages deriving from any breach of this Agreement by the other.

11.
Governing Law; Jurisdiction and Venue. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware (other than its rules of conflict of laws to the extent the application of the laws of another jurisdiction would be required thereby). The parties agree to jurisdiction and venue in the courts of Clark County, Nevada, for the purposes of any dispute relating to or deriving from this Agreement.

12.	Amendments. This Agreement may be modified or amended only with the written consent of the Company and the Standby Purchaser.

13.	Severability. If any provision of this Agreement shall be invalid under the applicable law of any jurisdiction, the remainder of this Agreement shall not be affected thereby.

14.
Modification of Rights Offering. The Company may (a) waive irregularities in the manner of the exercise of the Rights, or (b) waive conditions relating to the method (but not the timing) of the exercise of the Rights.

15.	Miscellaneous.

(a)Notwithstanding any term to the contrary herein, no person other than the Company or the Standby Purchaser shall be entitled to rely on and/or have the benefit of, as a third party beneficiary or under any other theory, any of the representations, warranties, agreements, covenants or other provisions of this Agreement.

(b)The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning of this Agreement.

(c)This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which, when taken together, shall constitute one and the same instrument.

(d)The Standby Purchaser shall not assign this Agreement or any of its rights hereunder without the Company’s prior written consent; provided, however, that the Standby Purchaser may assign its rights hereunder (and under any ancillary agreements entered into hereunder) to an entity or entities controlled by the Standby Purchaser.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

COMPANY:
FULL HOUSE RESORTS, INC.

By:
Lewis Fanger
Chief Financial Officer

STANDBY PURCHASER:

By:
Daniel R. Lee